STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement is made this 14th day of December 2006, by and between USA TECHNOLOGIES, INC., a Pennsylvania corporation (“USA” or “Company”), and the buyers identified in the signature pages hereto (each, a “Buyer”, collectively, the “Buyers”).

Background

     As more fully set forth herein, the Buyers are purchasing from the Company an aggregate of 15,000 shares of Common Stock of USA (the “Shares”) for $6.00 per share, for an aggregate subscription price of $90,000, and warrants to purchase up to an aggregate of 7,500 shares of Common Stock of the Company at $6.40 per share at any time through December 31, 2011(the “Warrants”). The form of Warrant is attached hereto as Exhibit “A”. The Warrants and Shares shall be referred to hereinafter collectively as the “Securities”. The shares of Common Stock underlying the Warrants shall be referred to hereinafter collectively as the “Warrant Shares”.

Agreement

     NOW THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

     1. Subscription. The Buyers hereby purchase the Securities from the Company and the Company hereby sells and issues the Securities to the Buyers. USA will deliver to the Buyers certificates representing an aggregate of 15,000 shares of USA Common Stock and all of the Warrants registered in the name of the respective Buyer as detailed in Schedule A. In full payment for the Securities, the Buyers will deliver to USA, upon receipt of the Securities, checks payable to USA or wire transfers of immediately available funds in the aggregate amount of $90,000.

     No later than thirty days following the date hereof, USA shall at its cost and expense prepare and file and thereafter use its best efforts to have declared effective within ninety (90) days from the date hereof, an appropriate Registration Statement with the Securities and Exchange Commission (“SEC”) registering all of the Shares and Warrant Shares for resale by the holder under the Securities Act of 1933, as amended (“Act”). The registration statement shall be prepared as a “shelf” registration statement under Rule 415, and the Company shall use its best efforts to have the registration statement maintained effective until the earlier of (i) one year from the date hereof, or (ii) the date that all of the Shares and Warrant Shares are resold pursuant to the registration statement or otherwise.

     In the event that the registration statement to be filed by the Company is not declared effective by the SEC within ninety (90) days from the date hereof, then the Company will pay to each Buyer as liquidated damages for such failure and not as a penalty a cash payment equal to one percent (1%) of the aggregate subscription price paid by each such Buyer for each month beyond such ninety (90) day period that the registration statement is not effective. The foregoing penalty payments shall be pro-rated for any periods of less than one month. The payment of such liquidated damages shall not relieve the Company from its obligations to register the Shares and Warrant Shares pursuant to this Agreement. The maximum aggregate penalty payable to any Buyer shall be twelve percent (12%) of the aggregate subscription price paid by any such Buyer.

  2. Verification of Status as "Accredited Investor".

Each Buyer hereby represents to USA that it qualifies as an "accredited investor" as such term is defined in Rule 501 promulgated under the Act because each Buyer is a corporation or partnership not formed for the specific purpose of acquiring the Securities with total assets in excess of $5,000,000.

     3. Representations And Warranties of the Company. The Company hereby makes the following representations and warranties to Buyer:

     (a) Issuance of Securities. The issuance of the Securities has been duly authorized by USA, and are validly issued, fully paid and non-assessable.

     (b) Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with all requisite power, authority and licensing to own, operate and lease its properties and carry on its business as now being conducted.

     (c) Authority. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to carry out the transactions contemplated hereby.

     (d) Warrant Stock. There has been reserved, and the Company shall at all times keep reserved out of the authorized and unissued shares of Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the right of purchase represented by the Warrants. All shares of Common Stock issued upon exercise of the Warrants shall be, at the time of delivery of the certificates for such Common Stock, validly issued and outstanding, fully paid and non-assessable.

     4. Representations by Buyer. Each Buyer represents and warrants to the Company as follows:

     (a) Each Buyer has received, read and understands the provisions of each of the following: (i) the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006; (ii) the Company’s Current Report on Form 8-K filed with the SEC on October 13, 2006; (iii) the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006; (iv) the Company’s Registration Statement on Form S-1 filed with the SEC on October 20, 2006 and Amendment No. 1 thereto filed with the SEC on December 7, 2006 (File No. 333-138116); (v) the risk factors incorporated by reference herein in Section 4(f) hereof; (vi) the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2006; and (vii) the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2006. Each Buyer understands that all of the foregoing together with this Subscription Agreement shall be referred to herein as “Offering Materials”.

     (b) Each Buyer has relied only upon the information presented and contained in the Offering Materials. Each Buyer has had the opportunity to ask of the person or persons acting on behalf of the Company any and all relevant questions in connection with any aspect of the Company including, but not limited to, the Securities offered by the Offering Materials and has received answers which it considers to be reasonably responsive to such questions. Each Buyer has had the opportunity to verify the accuracy of the information contained in the Offering Materials.

     (c) Each Buyer understands that it is subscribing for the Securities without being furnished any literature or prospectus in connection with the offering of the Securities other than the Offering Materials, and that the offering of the Securities presented in the Offering Materials will not have been scrutinized by the securities administrator or similar bureau, agency, or department of the state of his residence.

     (d) each Buyer understands (i) that neither the Securities nor the Warrant Shares have been registered under the Act or registered or qualified under the securities laws of the state of domicile of Buyer; (ii) that except as otherwise provided herein, Buyer has no right to require such registration or qualification; and (iii) that therefore Buyer must bear the economic risk of the investment for an indefinite period of time because neither the Securities nor the Warrant Shares may be sold unless so registered or qualified or unless an exemption from such registration and qualification is available.

Although the Company has agreed to use its best efforts to register for resale the Shares and the Warrant Shares with the SEC, and to use its best efforts to keep such registration statement current and effective, there can be no assurance that such efforts will be successful. In any such event, the Shares and the Warrant Shares would not be registered for resale under the Act, and could only be sold by the holder in reliance upon exemptions from registration under the Act.

     (e) Subject to being resold pursuant to an effective registration statement, the Securities are being purchased for each Buyer’s own account for investment purposes only and not for the interest of any other person and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof. Although the Common Stock of USA is currently traded on the OTC Bulletin Board under the symbol USAT, each Buyer also understands that there may not be any established public trading market for the sale of the Shares or the Warrant Shares.

     (f) Each Buyer recognizes that the purchase of the Securities involves a high degree of risk including those special risks set forth under the caption "Risk Factors" and “Forward Looking Statements” in the Amendment No. 1 to Form S-1 Registration Statement of the Company (File No. 333-138116) filed with the Securities and Exchange Commission on December 7, 2006, all of which are incorporated herein by reference.

     (g) Subject to the registration rights set forth above, each Buyer understands that its right to transfer the Securities or Warrant Shares will be restricted as set forth on the stock certificates. Such restrictions include provisions against transfer unless such transfer is not in violation of the Act, or applicable state securities laws (including investor suitability standards). Each Buyer is familiar with Regulation M promulgated under the Act and agrees to comply with its obligations thereunder.

     (h) All information which Buyer has provided to the Company including, but not limited to, its tax identification number, its financial position, and status as an accredited investor, and its knowledge of financial and business matters is true, correct and complete as of the date of execution of this Stock Purchase Agreement. Each Buyer understands that USA will rely in a material degree upon the representations contained herein.

     (i) Each Buyer maintains a principal place of business at the address shown on the signature page of this Stock Purchase Agreement, at which address Buyer has subscribed for the Securities.

     (j) Each Buyer understands that legends may be placed on any certificate representing the Securities or the Warrant Shares substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES STATUTES AND REGULATIONS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES STATUTES AND REGULATIONS, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION) OF COUNSEL SATISFACTORY TO THE CORPORATION, SUCH REGISTRATION IS NOT REQUIRED.

  (k) The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby has been duly authorized by each Buyer.

     5. Survival of Representations, Warranties, Covenants, Agreements and Remedies. Except as specifically provided otherwise herein, all representations, warranties,

covenants, agreements and remedies of the parties hereto, shall survive the date hereof.

     6. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the transactions contemplated herein, supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there have been no warranties, representations or promises, written or oral, made by any of the parties hereto except as herein expressly set forth herein.

     7. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, as well as their respective heirs, personal representatives, successors and assigns but no party may assign its obligations hereunder.

     8. Pennsylvania Law Controls. This Agreement shall be construed in accordance with and shall be governed by the laws of the Commonwealth of Pennsylvania without regard to its conflicts of law rules.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Stock Purchase Agreement on the date first above written.

BUYER:
New York Nurses Association
Pension Plan

By: Wellington Management
Company LLP as Investment Adviser

Witness:_________________	/s/ Greg Konzal
Print Name: Greg Konzal
Title: Vice President and Counsel

Address:

75 State Street
Boston, MA 02109

Tax Identification Number:
13-66-04799

USA TECHNOLOGIES, INC.

By:/s/ George R. Jensen Jr.
George R. Jensen, Jr.,
Chief Executive Officer